EX-28.e.1.a

Schedule A

Underwriting Agreement

between Nationwide Mutual Funds and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended January 16, 2025*

Name of Fund

Nationwide Fund

Nationwide BNY Mellon Dynamic U.S. Core Fund

Nationwide Bond Fund

Nationwide Government Money Market Fund

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Mid Cap Market Index Fund

Nationwide International Index Fund

Nationwide Bond Index Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Destination 2065 Fund

Nationwide Destination 2070 Fund

Nationwide Destination Retirement Fund

Nationwide Small Company Growth Fund

Nationwide Global Sustainable Equity Fund

Nationwide Inflation-Protected Securities Fund

Nationwide BNY Mellon Core Plus Bond Fund (formerly, Nationwide

BNY Mellon Core Plus Bond ESG Fund)

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard International Equities Fund

Nationwide Bailard Technology & Science Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide Loomis Core Bond Fund

Nationwide Loomis Short Term Bond Fund

Nationwide WCM Focused Small Cap Fund

Nationwide NYSE Arca Tech 100 Index Fund

Nationwide Amundi Strategic Income Fund

Nationwide International Small Cap Fund

Nationwide Loomis All Cap Growth Fund

Nationwide Janus Henderson Overseas Fund

Nationwide BNY Mellon Dynamic U.S. Equity Income Fund (formerly, Nationwide

BNY Mellon Disciplined Value Fund)

Nationwide Bond Portfolio

Nationwide GQG US Quality Equity Fund

Nationwide U.S. 130/30 Equity Portfolio

Nationwide Fundamental All Cap Equity Portfolio

Nationwide International Equity Portfolio

*	As approved by the Board of Trustees at its meeting held on September 10-11, 2024.